Exhibit 32.1

STATEMENT OF THE CHIEF EXECUTIVE OFFICER
OF THE PEOPLES HOLDING COMPANY
PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies in his capacity as an officer of The Peoples Holding Company and its subsidiary (collectively the “Company”) that this Quarterly Report on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: August 12, 2003	/s/ E. Robinson McGraw

E. Robinson McGraw
Chief Executive Officer